EXHIBIT 99.4

i

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented to give effect to the acquisition on May 4, 2012 of a controlling interest in CVR Energy, Inc. ("CVR"), by subsidiaries of Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings").
The unaudited pro forma condensed combined financial information is based on (i) historical consolidated financial statements of Icahn Enterprises Holdings included in Registration Statement on Form S-4 (333-179109-1), as amended, filed with the Securities and Exchange Commission on March 14, 2012 and quarterly report on Form 10-Q and (ii) historical consolidated financial statements of CVR, included in Exhibit 99.3 of this current report on Form 8-K. The assumptions and adjustments used are described in the accompanying notes to the unaudited pro forma condensed combined financial information.
The preliminary allocation of the purchase price of CVR used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates are subject to change upon completion of the valuation of CVR's assets and liabilities. Upon completion of the purchase price allocation, we expect to make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that Icahn Enterprises Holdings will obtain in the future, or that Icahn Enterprises Holdings would have obtained if the acquisition of the controlling interest in CVR had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that Icahn Enterprises Holdings believes are reasonable. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of Icahn Enterprises Holdings included in Registration Statement on Form S-4 (333-179109-1), as amended, filed with the Securities and Exchange Commission on March 14, 2012 and quarterly reports on Form 10-Q and the consolidated financial statements of CVR, included in Exhibit 99.3 of this current report on Form 8-K.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2012
(In Millions)

	March 31, 2012
	Historical
	Icahn Enterprises Holdings	CVR	Pro Forma Adjustments		Pro Forma Results
ASSETS
Cash and cash equivalents	$3,467	$501	$(793)	4a	$3,175
Cash held at consolidated affiliated partnerships and restricted cash	2,249	—	(961)	4a	1,288
Investments	5,876	—	(269)	4b	5,607
Accounts receivable, net	1,603	247	—		1,850
Inventories, net	1,394	590	—		1,984
Property, plant and equipment, net	3,611	1,692	895	4c	6,198
Goodwill	1,128	41	1,027	4c	2,196
Intangible assets, net	889	—	250	4c	1,139
Other assets	860	132	(19)	4c	973
Total assets	$21,077	$3,203	$130		$24,410

LIABILITIES AND EQUITY
Accounts payable	$1,015	$508	$—		$1,523
Accrued expenses and other liabilities	1,904	561	430	4d, 4g	2,895
Securities sold, not yet purchased, at fair value	975	—	—		975
Post-employment benefit liability	1,333	—	—		1,333
Debt	7,304	859	54	4c	8,217
Total liabilities	12,531	1,928	484		14,943

Equity attributable to Icahn Enterprises Holdings	4,407	1,130	(1,016)		4,521
Equity attributable to non-controlling interests	4,139	145	662	4e	4,946
Total equity	8,546	1,275	(354)		9,467
Total liabilities and equity	$21,077	$3,203	$130		$24,410

See accompanying notes.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2012
(In Millions)

	Three Months Ended March 31, 2012
	Historical
	Icahn Enterprises Holdings	CVR	Pro Forma Adjustments		Pro Forma Results
Revenues:
Net sales	$2,399	$1,969	$—		$4,368
Other revenues from operations	192	—	—		192
Net gain (loss) from investment activities	58	—	(66)	4b	(8)
Interest and dividend income	25	—	—		25
Other income (loss), net	10	(147)	—		(137)
	2,684	1,822	(66)		4,440
Expenses:
Cost of goods sold	2,072	1,782	11	4f	3,865
Other expenses from operations	106	—	—		106
Selling, general and administrative	309	47	19	4f, 4g	375
Restructuring	7	—	—		7
Impairment	2	—	—		2
Interest expense	117	19	(4)	4f	132
	2,613	1,848	26		4,487
Income (loss) before income tax benefit	71	(26)	(92)		(47)
Income tax benefit	30	10	6		46
Net income (loss)	101	(16)	(86)		(1)
Less: net (income) loss attributable to non-controlling interests	(52)	(9)	46	4e	(15)
Net income (loss) attributable to Icahn Enterprises Holdings	$49	(25)	$(40)		$(16)

See accompanying notes.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2011
(In Millions)

	Year Ended December 31, 2011
	Historical
	Icahn Enterprises Holdings	CVR (As Adjusted)(3)	Pro Forma Adjustments		Pro Forma Results
Revenues:
Net sales	$9,128	$7,675	$—		$16,803
Other revenues from operations	770	—	—		770
Net gain from investment activities	1,905	—	—		1,905
Interest and dividend income	117	1	—		118
Other (loss) income, net	(78)	38	—		(40)
	11,842	7,714	—		19,556
Expenses:
Cost of goods sold	7,872	6,690	45	4f	14,607
Other expenses from operations	426	—	—		426
Selling, general and administrative	1,228	123	36	4f, 4g	1,387
Restructuring	11	—	—		11
Impairment	71	—	—		71
Interest expense	435	79	(14)	4f	500
	10,043	6,892	67		17,002
Income before income tax (expense) benefit	1,799	822	(67)		2,554
Income tax (expense) benefit	(34)	(300)	24		(310)
Net income (loss)	1,765	522	(43)		2,244
Less: net income attributable to non-controlling interests	(1,014)	(33)	(98)	4e	(1,145)
Net income (loss) attributable to Icahn Enterprises Holdings	$751	489	$(141)		$1,099

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Acquisition of CVR and Basis of Presentation
Acquisition
On April 18, 2012, IEP Energy LLC (“IEP Energy”), a majority owned subsidiary of Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings" or the "Company"), and certain other affiliates of Icahn Enterprises Holdings (collectively, the “IEP Parties”), entered into a Transaction Agreement (the “Transaction Agreement”) with CVR Energy, Inc. (“CVR”), with respect to IEP Energy's tender offer (the “Offer”) to purchase all of the issued and outstanding shares of CVR's common stock for a price of $30 per share in cash, without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment right for each Share (the “CCP”), which represents the contractual right to receive an additional cash payment per share if a definitive agreement for the sale of CVR is executed on or prior to August 18, 2013 and such transaction closes.
The Offer expired on May 4, 2012. On May 7, 2012. the Company announced the results of the Offer.  A total of 48,112,317 shares of CVR common stock were validly tendered for $30 per share plus a contingent value right. As all of the terms and conditions of the Offer had been satisfied, IEP Energy accepted for payment all of the tendered shares, which represented approximately 55% of the outstanding shares of CVR common stock. Following the purchase of these shares, the IEP Parties owned approximately 70% of the outstanding shares of CVR common stock. Subsequent to the expiration of the Offer on May 4, 2012, IEP Energy extended the Offer through May 18, 2012.   As a result of the extension of the Offer and subsequent additional purchases of CVR common stock by IEP Energy, the IEP Parties increased their ownership in CVR.  As of November 13, 2012, IEP Energy owned approximately 82.0% of total outstanding common stock of CVR.
Certain affiliates of Carl C. Icahn, excluding Icahn Enterprises Holdings, contributed their shares of CVR common stock for their proportionate share of IEP Energy, and as a result owned approximately 6.4% of IEP Energy through August 23, 2012.
On August 24, 2012, affiliates of Mr. Icahn contributed their interest in IEP Energy to us for an aggregate consideration of 3,288,371 of Icahn Enterprises' depositary units based on 20-day volume weighted average price of its depositary units.
Basis of Presentation
In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of a controlling interest in CVR might have affected Icahn Enterprises' historical financial statements if the transaction had been consummated at an earlier time.
The unaudited pro forma condensed combined balance sheet as of March 31, 2012 is presented as if the acquisition of the controlling interest in CVR had occurred on March 31, 2012. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2012 and for the year ended December 31, 2011 are presented as if the acquisition of the controlling interest in CVR had occurred on January 1, 2011.
The preliminary allocation of the purchase price of CVR used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumption are subject to change upon completion of the valuation of CVR's assets and liabilities. Upon completion of the valuation, we expect to make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that Icahn Enterprises Holdings will obtain in the future, or that Icahn Enterprises Holdings would have obtained if the acquisition of the controlling interest in CVR had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that Icahn Enterprises Holdings believes are reasonable. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of Icahn Enterprises Holdings included in Registration Statement on Form S-4 (333-179109-1), as amended, filed with the Securities and Exchange Commission on March 14, 2012 and quarterly reports on Form 10-Q and the consolidated financial statements of CVR, included in Exhibit 99.3 of this current report on Form 8-K.
Excluded from the unaudited pro forma condensed combined financial information is the effect of the release of approximately $200 million valuation allowance related to certain planned tax strategies to be implemented subsequent to the acquisition. The release of the valuation allowance was excluded from the pro forma results because this was not directly attributable to the acquisition.
Reclassifications

Certain reclassifications have been made to conform CVR's historical amounts to Icahn Enterprises Holdings' presentation. These reclassificaitons primarily relate to reclassifying prepaid expenses and other current assets to other assets, deferred income tax liability to accounts payable, accrued expenses and other liabilities, direct operating costs, certain deprecation and amortization to cost of goods sold, and realized/unrealized loss on derivatives, net to other income, net.
In addition, certain expenses classified within selling, general and administrative in Icahn Enterprises Holdings' historical statement of operations for the year ended December 31, 2011 were reclassified to other income, net to conform to Icahn Enterprises Holdings' historical statement of operations for the three months ended March 31, 2012.

2.	Purchase Price Allocation.
The following table shows our calculation of the purchase price, which is comprised of cash and the carrying value of our previously held equity interest in CVR. Under the purchase method of accounting, the total purchase price will be allocated to CVR's net tangible and intangible assets based on their estimated fair values at the acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. The estimated fair values reflected in the unaudited pro forma condensed combined financial information are preliminary and are based on the most recent available information. The final valuation may result in fair values that are different than the preliminary estimates.

Cash paid for acquisition of CVR	$1,754
IEP Parties equity interest in CVR prior to acquisition of controlling interest(1)	380
Total purchase price	$2,134

Preliminary purchase price allocation:
Property, plant and equipment, net	$2,587
Goodwill	1,068
Intangible assets	250
Debt	(913)
Deferred tax liabilities	(779)
Other assets and liabilities, net	731
Fair value of consolidated net assets acquired	2,944
Less: fair value of non-controlling interests	(810)
$2,134
(1) Based on the stock price of CVR at acquisition.

3.	CVR Historical Statement of Operations for the Year Ended December 31, 2011, As Adjusted.
On December 15, 2011, CVR completed the acquisition of all the issued and outstanding shares of the Gary-Williams Energy Corporation ("GWEC"), including its two wholly-owned subsidiaries (the "Wynnewood Acquisition"). The Wynnewood Acquisition was accounted for under the purchase method of accounting and, as such, CVR's results of operations include GWEC's results from operations from the periods commencing December 16, 2011.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 include the historical results of operations of CVR for the year ended December 31, 2011 as adjusted for the pro forma effects of the acquisition of GWEC by CVR as if CVR had acquired GWEC on January 1, 2011. See below for details of the historical results of CVR, as adjusted, in our unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011:

	Year Ended December 31, 2011
	Historical
	CVR	GWEC (1/1/11 - 12/15/11)	Pro Forma Adjustments		Historical CVR, As Adjusted
Revenues:
Net sales	$5,029	$2,646	$—		$7,675
Interest and dividend income	1	—	—		1
Other income (loss), net	80	—	(42)	3a	38
	5,110	2,646	(42)		7,714
Expenses:
Cost of goods sold	4,366	2,366	(42)	3a, 3b, 3c	6,690
Selling, general and administrative	100	23	—		123
Interest expense	56	34	(11)	3d	79
	4,522	2,423	(53)		6,892
Income before income tax expense	588	223	11		822
Income tax expense	(209)	—	(91)	3e	(300)
Net income (loss)	379	223	(80)		522
Less: net income attributable to non-controlling interests	(33)	—	—		(33)
Net income (loss) attributable to CVR	$346	223	$(80)		$489

(3a)	Reflects the reclassification of GWEC derivative losses classified in cost of goods sold to other income, net to conform to CVR's presentation.

(3b)	Represents incremental depreciation expense of $12 million related to CVR's step up in property, plant and equipment of GWEC.

(3c)	Reflects the elimination of turnaround expense of $12 million amortized by GWEC to conform to CVR's accounting method of expensing as incurred.

(3d)
Reflects net adjustment to interest expense relating to the removal of the historical interest expense of GWEC and an increase in interest expense associated with the additional borrowings of CVR to fund its acquisition of GWEC.

(3e)	To reflect the tax impact of the pro forma adjustments.

4.	Pro Forma Adjustments.

(4a)
Cash paid for shares of CVR common stock purchased at acquisition date by the Company was funded from cash on hand at Icahn Enterprises Holdings and by a partial redemption of our interest in the Investment Funds. The adjustment to cash held at consolidated affiliated partnerships and restricted cash represents the redemption of our interest in the Investment Funds.

(4b)	Adjustment for historical equity investment balance reported at fair value and earnings in CVR held by our the Investment Funds.

(4c)	Adjustments to assets acquired and liabilities assumed based on preliminary fair value assessment.

(4d)	Adjustments to net deferred tax liability related to the book-tax basis difference of the acquired identifiable intangible assets, based on Icahn Enterprises Holdings' statutory rate.

(4e)	Adjustments to record non-controlling interests.

(4f)
Reflects incremental adjustment to depreciation and amortization for step-up in property, plant and equipment and intangible assets. As a result, incremental depreciation of property, plant and equipment is being charged on a straight line basis over the estimated useful lives of the assets based on an average of 20 years and incremental amortization of intangible assets is being charged on a straight line basis over the estimated useful lives of the assets based on a range of 15 to 25 years. Additionally, the increase in debt represents a premium and is being recorded to interest expense over the remaining term based on straight-line basis of the respective loans.

(4g)
Adjustments reflect incremental share-based compensation, including related payable, relating to various CVR incentive compensation plans resulting from the acquisition of CVR and the related fair value adjustments.